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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  January 24, 2002
                                -------------------
                Date of Report (Date of earliest event reported)


                                e-Perception, Inc.
                                ------------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)


     000-27507                                   88-0350448
     ---------                                   ----------
     (Commission  File  Number)                  (IRS  Employer
                                                 Identification  No.)


       27555 Ynez Road, Suite 203       Temecula,  CA             92591
       ----------------------------------------------------------------
       (address  of  principal  executive  offices)          (Zip  Code)


                                    (909) 587-8773
                                    --------------
              (Registrant's telephone number, including area code)

  Corporate Development Centers, Inc., 1332 E. Martha Dunyon Circle,
                                  Draper, Utah
  ---------------------------------------------------------------------
                                      84020
                                      -----
         (Former name and former address, if changed since last report.)


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Item  1.  Changes  in  Control  of  Registrant.

On January 9, 2002, Corporate Development Centers, Inc. ("CDC") acquired through a tender offer one hundred percent (100%) of the issued and outstanding capital stock of e-Perception, Inc., a Delaware corporation. The terms of the tender offer are set forth in the Agreement and Plan of Reorganization dated as of November 20, 2001 between CDC and e-Perception. A copy of the Reorganization Agreement is attached hereto as Exhibit 1.1.
                                     ------------

The stockholders of e-Perception received one (1) share of the common stock of CDC for each four (4) shares of e-Perception common stock they owned immediately prior to the closing of the transaction. The calculation of the number of CDC's common shares issued to each e-Perception stockholder was rounded down to the nearest whole share.

Each outstanding option and warrant for the purchase of e-Perception common stock has been assumed by CDC. The number of shares subject to each outstanding option or warrant has been adjusted so that each option or warrant to purchase four (4) shares of e-Perception common stock is now an option or warrant to purchase one (1) share of the Company's common stock.

As a result of the tender offer, former e-Perception stockholders will own approximately 86% of the issued and outstanding capital stock of CDC.

The members of CDC's board of directors immediately prior to the transaction have resigned from the board. The following people have been appointed to CDC's board of directors: William E. Richardson, Ray Gerrity, Robert Miller and Shelly Singhal.

Concurrently with the Reorganization, CDC and the stockholders of e-Perception entered into the Subscription dated as of January 9, 2002 and as attached hereto as Exhibit 1.2.
    ------------

e-Perception, Inc. has a web-hosted application and proprietary software platform which focus on employee satisfaction, customer relationship management and supply-chain metrics. The current business operations of e-Perception will constitute all of the business operations of CDC.


Item  2.  Acquisition  or  Disposition  of  Assets

As described in Item 1 above, as a result of the tender offer, CDC has acquired one hundred percent (100%) of the issued and outstanding capital stock of e-Perception. Please see Item 1 above for additional disclosure regarding the acquisition.

CDC will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date of this Form.

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Item  7.  Exhibits.


Exhibit
No.                                    Description
---                                    -----------

1.1 Agreement and Plan of Reorganization, dated as of November 20, 2001, by and between the Company and e-Perception, Inc.
1.2 Subscription Agreement, dated as of January 9, 2002, by and among the Company and each of the stockholders of e-Perception, Inc.


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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            e-Perception,  Inc.



                                            By:  /s/  William  E.  Richardson
                                                 ----------------------------
                                                      William  E.  Richardson
Date:  January  24,  2002                             Chief  Executive  Officer


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     EXHIBIT  INDEX


Exhibit No.                                Description
-----------                                -----------
1.1 Agreement and Plan of Reorganization, dated as of November 20, 2001, by and between the Company and e-Perception, Inc.
1.2 Subscription Agreement, dated as of January 9, 2002, by and among the Company and each of the stockholders of e-Perception, Inc.